UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108 Hingham, Massachusetts 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On March 3, 2018, Microbot Medical Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) to, among other things, announce the appointment of Dr. Eyal Morag as the Company’s new Chief Medical Officer.

This Current Report on Form 8-K/A amends the Original 8-K to reflect that Dr. Morag continues to be the Chairman of Radiology at Assuta Ashdod Medical Center and a member of the Company’s Scientific Advisory Board, until his expected June 15, 2020 commencement date as CMO, and to attach a corrected version of the press release attached to the Original 8-K. Except as otherwise provided herein, this Current Report on Form 8-K/A does not modify or update any of the information made in the Original 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 3, 2020, Microbot Medical Inc. (the “Company”) issued a press release publicly announcing the appointment of Dr. Eyal Morag, age 55, to the Company’s newly created position of Chief Medical Officer (“CMO”). As CMO, Dr. Morag will lead the development and execution of the clinical strategy of the Company, including its current development of the SCS and LIBERTY products as well as its future pipeline. Dr. Morag is a member of the Company’s Scientific Advisory Board since November 1, 2017.

Dr. Morag is certified by the American Board of Radiology, and since March 2017 has been the Chairman of Radiology at Assuta Ashdod Medical Center, Ashdod, Israel. Previously, from July 2014 through March 2017, he was the senior Radiologist at URG Teleradiology LLC, the largest provider of subspecialty radiology and teleradiology services in New Jersey.

He is a graduate of Boston University School of Medicine and completed both his Radiology residency and Fellowship in Cardiovascular & Interventional Radiology at the Beth Israel Deaconess Medical Center & Harvard Medical School. Following his clinical training, Dr. Morag then joined a private practice in western Massachusetts, where he served as Chief of Radiology at Holyoke Medical Center for several years. He has also served as the Regional Radiology Director at Mercy Health Partners Hospitals in Toledo, Ohio, and was a member of the University Radiology Group where he headed the International Investment efforts for the Ventures division.

Dr. Morag’s international experience developing and establishing radiology-related businesses includes teleradiology, interventional Radiology services, and free-standing imaging centers. During his fellowship, Dr. Morag co-founded InTek Technology, a medical device startup company. Later he founded Global Versa Radiology (“GVR”), an Israeli and U.S. based teleradiology company. GVR has established imaging centers in Russia and Ukraine and provided teleradiology services in countries outside the U.S. and Israel. Dr. Morag served as GVR’s Chief Medical Officer and Vice-President. He continues to be involved in several startup companies ranging from AI to medical devices. Dr. Morag is also a member of the Advisory Board of MEDX Xelerator, a medical device and digital health incubator.

The Company entered into an employment agreement (the “Agreement”), as of February 18, 2020, with Dr. Morag, to serve as the Company’s Chief Medical Officer, commencing June 15, 2020 (the “Commencement Date”) on an indefinite basis subject to the termination provisions described in the Agreement. Pursuant to the terms of the Agreement, Dr. Morag shall receive a base salary of NIS 64,000 per month plus Global Overtime (as defined in the Agreement) of NIS 16,000 per month.

Dr. Morag shall also be entitled to receive a target annual cash bonus, based on certain milestones, of up to a maximum amount of 30% of annual salary.

Dr. Morag shall be further entitled to a monthly automobile allowance not to exceed NIS 4,800 per month plus expenses and applicable taxes, and shall be granted options to purchase 25,000 shares of common stock of the Company based on vesting and other terms set forth in the Agreement.

Pursuant to the Agreement, the Company shall pay an amount equal to 8.33% of Dr. Morag’s salary to be allocated for severance pay, 6.5% of Dr. Morag’s salary to be allocated for pension savings and 7.5% to be allocated to an educational fund. The Company may have additional payment obligations for disability insurance as specified in the Agreement.

During the initial 24 months following the Commencement Date (“Initial Period”), either the Company or Dr. Morag may terminate the Agreement at its discretion at any time by providing the other party with a three months (or, following the Initial Period, six months) prior written notice of termination (the “Advance Notice Period”).

The Company may terminate the Agreement “For Cause” (as defined in the Agreement) at any time by written notice without the Advance Notice Period.

In the event that the Company terminates Dr. Morag’s employment during the Initial Period other than For Cause, Dr. Morag shall be entitled to a one-time payment in an amount equal to his annual salary as of the date of termination of employment multiplied by the balance time between the end of the Advance Notice Period and until the end of the Initial Period.

The agreement contains customary non-competition and non-solicit provisions pursuant to which Dr. Morag agrees not to compete and solicit with the Company. Dr. Morag also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The Company also entered into an indemnification agreement with Dr. Morag. Pursuant to the indemnification agreement, the Company has agreed to indemnify and hold harmless Dr. Morag to the fullest extent permitted by the Delaware General Corporation Law. The indemnification agreement generally covers expenses that Dr. Morag incurs or amounts that Dr. Morag becomes obligated to pay because of any proceeding to which he is made or threatened to be made a party or participant by reason of his service as a current or former officer of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreement also provides for the advancement of expenses to Dr. Morag subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify Dr. Morag, and, with certain exceptions, with respect to proceedings that he initiates.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release, dated March 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

	By:	/s/ Harel Gadot
	Name:	Harel Gadot
	Title:	Chief Executive Officer, President and Chairman

Date: March 3, 2020